Digirad Corporation Reports Third Quarter 2009 Financial Results

Digirad Generates Positive Cash Flow and Improves Gross Margins; Cash Remains Above $31 Million; Product Sales Remain Low; On-Track for Positive Net Earnings

POWAY, CA -- (Marketwire - October 22, 2009) - Digirad Corporation (NASDAQ: DRAD) today reported the Company continued to generate positive cash flow, improved gross margins in its DIS (Digirad Imaging Solutions) business, and maintained its total cash and investments position of more than $31 million in its third quarter ended September 30, 2009, staying on track to record positive net earnings for the year, despite lower camera sales in its product segment.

Digirad CEO Todd Clyde said, "We continue to drive toward our key 2009 goal of sustained profitability and positive cash flow, even in the midst of health care reimbursement uncertainty and a difficult economic environment. We are improving our revenues and margins in DIS. We are happy to report the introduction of our second of two new products this year, including our c.pax image management solution for our camera and DIS customers. Although capital equipment budgets at both the hospital and private practice remain low, we believe our new proprietary Cardius® X-ACT imaging system, introduced earlier this year, is ideally suited for large volume nuclear medicine departments and practices. We believe that we are well positioned to grow our revenues and market share when the economic recovery begins."

Third Quarter Financial Highlights:

-- Total revenue was $16.9 million, compared to $20.2 million in the third quarter of 2008, mainly due to the sale of fewer nuclear gamma cameras that resulted from economy-driven tightening of hospital budgets and debt availability. DIS revenue declined slightly to $12.9 million compared to $14.0 million in the third quarter of 2008 and the second quarter of 2009. Product revenues also declined to $4.0 million compared to $6.2 million in the third quarter 2008 and $5.0 million in the second quarter of 2009.

-- Gross profit was $4.5 million, or 27% of revenue, compared to $4.8 million, or 24%, in the third quarter of 2008.

-- Net loss was $(0.4) million, or $(0.02) per share, compared to net loss of $(0.9) million, or $(0.05) per share, in the third quarter of 2008.

-- Cash and cash equivalents and securities available-for-sale totaled $31.1 million, or $1.64 per share at September 30, 2009, net of approximately $500,000 invested in the Company's stock as part of its 10b-18 buyback program. Cash and cash equivalents and securities available-for-sale were $28.3 million at December 31, 2008 and $31.5 million at June 30, 2009.

-- DIS asset utilization was 63% on 147 systems (nuclear and ultrasound), compared to 57% on 158 systems (nuclear and ultrasound) during the third quarter of 2008.

Year-to-Date Financial Highlights:

-- Total revenue was $53.2 million, compared to $58.4 million for the first nine months of 2008, mainly due to the sale of certain DIS hubs earlier this year and fewer nuclear gamma camera sales. DIS revenue was $40.3 million for the first nine months of this year compared to $42.0 million for the first nine months of 2008, and Product revenues were $12.9 million compared to $16.3 million for the first nine months of 2008.

-- Gross profit was $15.5 million, or 29% of revenue, compared to $13.8 million, or 24%, for the first nine months of 2008.

-- Net income was $0.4 million, or $0.02 per share, compared to net loss of $3.4 million, or $(0.18) per share, for the first nine months of 2008.

-- DIS asset utilization was 63% on 149 systems (nuclear and ultrasound), compared to 59% on 150 systems (nuclear and ultrasound) during the first nine months of 2008.

Clyde continued, "Camera sales continue to be lower than we anticipated, requiring additional restructuring in the third quarter to align our cost structure to our camera business. We continue to make progress in stabilizing all areas of our business, despite the uncertainty in our current health care market. We are encouraged with the positive momentum in our DIS business, which is helping to offset our declining camera sales. I am very proud of our team, as they have shown great ability to navigate through this constantly changing economic and health care environment."

Conference Call Information

A conference call is scheduled for 11:00 a.m. EDT today to discuss the results and management's outlook. The call may be accessed by dialing 866-226-4514 five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at www.digirad.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

About Digirad Corporation

Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad®, Digirad Imaging Solutions®, and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the efficacy of Digirad's centers of influence model, the status of the negotiation of the sale or closure of underperforming hub locations, and the ability to achieve positive cash flow and profitability, drive technology progress and improve services utilization to grow market share. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

                           Digirad Corporation
        Unaudited Condensed Consolidated Statements of Operations
                 (In thousands, except per share amounts)

                                 Three Months Ended     Nine Months Ended
                                    September 30,         September 30,
                                --------------------  ---------------------
                                  2009       2008       2009       2008
                                ---------  ---------  ---------- ---------

Revenues:
  DIS                           $  12,903  $  13,954  $   40,319 $  42,032
  Product                           4,025      6,249      12,878    16,339
                                ---------  ---------  ---------- ---------

Total revenues                     16,928     20,203      53,197    58,371

Cost of revenues:
  DIS                               9,563     11,235      29,285    33,534
  Product                           2,852      4,145       8,402    11,046
                                ---------  ---------  ---------- ---------

Total cost of revenues             12,415     15,380      37,687    44,580
                                ---------  ---------  ---------- ---------

Gross profit                        4,513      4,823      15,510    13,791

Operating expenses:
  Research and development            864        654       2,490     1,959
  Marketing and sales               1,698      2,036       5,422     6,433
  General and administrative        2,139      2,941       6,783     8,952
  Amortization of intangible
   assets                             133        173         448       542
  Restructuring loss                  193         --         338        --
                                ---------  ---------  ---------- ---------

Total operating expenses            5,027      5,804      15,481    17,886
                                ---------  ---------  ---------- ---------

Income (loss) from operations        (514)      (981)         29    (4,095)

Interest and other, net               100        112         385       675
                                ---------  ---------  ---------- ---------

Net income (loss)               $    (414) $    (869) $      414 $  (3,420)
                                =========  =========  ========== =========

Net income (loss) per share -
 basic and diluted              $   (0.02) $   (0.05) $     0.02 $   (0.18)
                                =========  =========  ========== =========

Weighted average shares
 outstanding:
  Basic                            19,020     18,964      18,989    18,943
                                =========  =========  ========== =========
  Diluted                          19,020     18,964      19,439    18,943
                                =========  =========  ========== =========
Stock-based compensation
 expense is included in the
 above as follows:

  Cost of DIS revenue           $       6  $      12  $       20 $      44
  Cost of Product revenue              14         13          43        38
  Research and development              9         11          27        37
  Marketing and sales                  21         30          69        85
  General and administrative           95        151         302       426

                           Digirad Corporation
                Condensed Consolidated Balance Sheets(1)
                             (in thousands)

                                               September 30,   December 31,
                                                   2009            2008
                                               -------------  -------------
                                                (unaudited)

Assets

  Cash and cash equivalents                    $      12,880  $      13,525
  Securities available-for-sale                       18,188         14,759
  Accounts receivable, net                             8,558          9,324
  Inventories, net                                     6,740          4,978
  Property and equipment held for sale                    --          1,122
  Other current assets                                 1,398          1,982
                                               -------------  -------------

Total current assets                                  47,764         45,690

Property and equipment, net                           10,838         13,428
Intangible assets, net                                 1,385          1,833
Goodwill                                                 184            184
Restricted cash                                           --             60
                                               -------------  -------------

Total assets                                   $      60,171  $      61,195
                                               =============  =============

Liabilities and stockholders' equity

  Accounts payable                             $       2,373  $       2,197
  Accrued compensation                                 3,038          3,457
  Accrued warranty                                       532            906
  Other accrued liabilities                            2,336          2,811
  Deferred revenue                                     2,469          2,723
                                               -------------  -------------

Total current liabilities                             10,748         12,094

Deferred rent                                            171            142

Total stockholders' equity                            49,252         48,959
                                               -------------  -------------

Total liabilities and stockholders' equity     $      60,171  $      61,195
                                               =============  =============

(1) The condensed consolidated balance sheet as of December 31, 2008, has been derived from the audited financial statements as of that date.

Investor Contact:
Matt Clawson
Allen & Caron
949-474-4300
matt@allencaron.com

Company Contact:
Todd Clyde
CEO
858-726-1600
ir@digirad.com